================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                AMENDMENT NO. 1

                                       TO

                                    FORM 8-K

                                 CURRENT REPORT

                                       ON

                                   FORM 8-K/A

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                         DATE OF REPORT: JUNE 20, 1997

                        DAILEY PETROLEUM SERVICES CORP.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

           DELAWARE                          1389                         76-0503351
 (STATE OR OTHER JURISDICTION          (PRIMARY STANDARD               (I.R.S. EMPLOYER
       OF INCORPORATION)           INDUSTRIAL CLASSIFICATION          IDENTIFICATION NO.)
                                         CODE NUMBER)
          2507 NORTH FRAZIER
            P.O. BOX 1863
            CONROE, TEXAS                              77305
   (ADDRESS OF PRINCIPAL EXECUTIVE                   (ZIP CODE)
                OFFICES)

       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (281) 350-3399

================================================================================

                        EXHIBIT INDEX BEGINS ON PAGE 41.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

  (a) Financial statements of business acquired.

     The following financial statements are filed herewith:

     AUDITED CONSOLIDATED FINANCIAL STATEMENTS OF AIR
      DRILLING INTERNATIONAL, INC. AND SUBSIDIARIES:
       Report of Independent Accountants....................  F-1
       Consolidated Balance Sheets as of December 31, 1996
        and 1995............................................  F-2
       Consolidated Statements of Operations for the year
        ended December 31, 1996, and the period from May 19,
        1995 (Inception) through December 31, 1995..........  F-3
       Consolidated Statement of Changes in Stockholders'
        Equity for the year ended December 31, 1996, and the
        period from May 19, 1995 (Inception) through
        December 31, 1995...................................  F-4
       Consolidated Statements of Cash Flows for the year
        ended December 31, 1996, and the period from May 19,
        1995 (Inception) through December 31, 1995..........  F-5
       Notes to Consolidated Financial Statements...........  F-6

     AUDITED COMBINED FINANCIAL STATEMENTS OF AIR DRILLING
      SERVICES, INC., CANADIAN AIR DRILLING SERVICES LTD.,
      SPECIALTY TESTING & CONSULTING LTD. AND GLOBAL AIR
      DRILLING SERVICES LTD.:
       Report of Independent Accountants....................  F-16
       Combined Balance Sheet as of May 18, 1995............  F-17
       Combined Statements of Income for the period from
        January 1, 1995 through May 18, 1995................  F-18
       Combined Statement of Changes in Stockholders' Equity
        for the period from January 1, 1995 through May 18,
        1995................................................  F-19
       Combined Statement of Cash Flows for the period from
        January 1, 1995 through May 18, 1995................  F-20
       Notes to Combined Financial Statements...............  F-21

     UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS OF AIR
      DRILLING INTERNATIONAL, INC. AND SUBSIDIARIES:
       Consolidated Balance Sheets as of April 30, 1997 and
        December 31, 1996...................................  F-29
       Consolidated Statements of Operations for the four
        month periods ended April 30, 1997 and 1996.........  F-30
       Consolidated Statements of Cash Flows for the four
        month periods ended April 30, 1997 and 1996.........  F-31
       Notes to Unaudited Consolidated Financial
        Statements..........................................  F-32

  (b) Pro forma financial information.

     The following pro forma financial statements of the Company are filed herewith:

       Unaudited Pro Forma Combined Financial Statements....  F-33
       Unaudited Pro Forma Combined Balance Sheet as of
        April 30, 1997......................................  F-34
       Unaudited Pro Forma Combined Statements of Operations
        for the twelve months ended April 30, 1997..........  F-35
       Notes to Unaudited Pro Forma Combined Financial
        Statements..........................................  F-36

  (c) Exhibits.

        EXHIBIT
         NUMBER                                  DESCRIPTION
        -------                                  -----------
         *2.1            -- Stock Purchase and Sale Agreement dated May 8, 1997 (the
                            "Stock Purchase Agreement"), by and among the Company,
                            ADI, the Shareholders of ADI, and the Preferred
                            Shareholders of Air Drilling Services, Inc. Pursuant to
                            Item 601(b)(2) of Regulation S-K, certain schedules and
                            similar attachments to the Stock Purchase Agreement have
                            not been filed with this exhibit. The Schedules contain
                            various items relating to the representations and
                            warranties made by the Company and the ADI shareholders
                            in the Stock Purchase Agreement. The Company agrees to
                            furnish supplementally any omitted schedule to the
                            Securities and Exchange Commission upon request.
         *2.2            -- First Amendment to Stock Purchase Agreement dated May 30,
                            1997, by and among the Company, ADI, the Shareholders of
                            ADI, and the Preferred Shareholders of Air Drilling
                            Services, Inc.
        *10.1            -- Escrow Agreement dated June 20, 1997, by and among the
                            Company, the Shareholders and Warrantholders of ADI (the
                            "Shareholders"), and U.S. Trust Company of Texas (the
                            "Escrow Agent").
        *10.2            -- Third Amended and Restated Loan Agreement dated June 20,
                            1997 (the "Loan Agreement"), by and between the Company,
                            the financial institutions from time to time a party
                            thereto, and Wells Fargo Bank (Texas), National
                            Association, as Agent.
        *10.3            -- Third Amended and Restated Commercial Security Agreement
                            dated June 20, 1997, between Wells Fargo Bank (Texas),
                            National Association, as Agent, the Banks from time to
                            time a party to the Loan Agreement and the Company.
        *10.4            -- Form of Guaranty Agreement dated June 20, 1997 between
                            Wells Fargo Bank (Texas), National Association, as Agent,
                            the Banks from time to time a party to the Loan Agreement
                            and each of the following subsidiaries of the Company:
                            Dailey International, Inc.; Dailey Petroleum Sales Corp.;
                            International Petroleum Sales Corp., Columbia Petroleum
                            Services Corp., Dailey Worldwide Oil Tools, Corp., Dailey
                            Environmental Remediation and Technologies, Inc., Air
                            Drilling International, Inc., Air Drilling Services,
                            Inc., Canadian Air Drilling Services Ltd., and Specialty
                            Testing and Consultants Ltd.;
        *10.5            -- Form of Security Pledge Agreement dated June 20, 1997,
                            between Wells Fargo Bank (Texas), National Association,
                            as Agent, the Banks from time to time a party to the Loan
                            Agreement and each of the following: the Company; Air
                            Drilling International, Inc., and Air Drilling Services,
                            Inc.;
        *10.6            -- Form of Subsidiary Commercial Security Agreement dated
                            June 20, 1997, between Wells Fargo Bank (Texas) National
                            Association, as Agent, the Banks from time to time a
                            party to the Loan Agreement and each of the following
                            subsidiaries of the Company: Dailey International, Inc.;
                            Dailey Petroleum Sales Corp.; International Petroleum
                            Sales Corp.; Columbia Petroleum Services Corp.; Dailey
                            Worldwide Oil Tools, Corp., Dailey Environmental
                            Remediation and Technologies, Inc.; Air Drilling
                            International, Inc.; Air Drilling Services, Inc.;
                            Canadian Air Drilling Services Ltd., and Specialty
                            Testing and Consultants Ltd.
         23.1            -- Consent of Coopers & Lybrand, L.L.P.

---------------

* Previously filed the Current Report on Form 8-K dated June 20, 1997, and filed with the Securities and Exchange Commission on July 7, 1997.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        DAILEY PETROLEUM SERVICES CORP.

Dated: August 29, 1997                           /s/ DAVID T. TIGHE

                                        ----------------------------------------
                                        David T. Tighe
                                        Chief Financial Officer

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Shareholders of
Air Drilling International, Inc.:

     We have audited the accompanying consolidated balance sheets of Air Drilling International, Inc. (the "Company") and subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of operations, stockholders' equity and cash flows for the year ended December 31, 1996 and the period from May 19, 1995 (Inception) to December 31, 1995. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Air Drilling International, Inc. as of December 31, 1996 and 1995, and the consolidated results of its operations and its cash flows for the year ended December 31, 1996 and the period from May 19, 1995 (Inception) to December 31, 1995, in conformity with generally accepted accounting principles.

COOPERS & LYBRAND L.L.P.

Denver, Colorado
April 2, 1997

                        AIR DRILLING INTERNATIONAL, INC.

                          CONSOLIDATED BALANCE SHEETS
                        AS OF DECEMBER 31, 1996 AND 1995

                                                                   1996           1995
                                                                -----------    -----------
ASSETS
Current assets:
  Cash......................................................    $   294,719    $        --
  Certificate of deposit....................................             --        112,500
  Accounts receivable, net of allowance for doubtful
     accounts of $215,000 and $250,145, respectively........      4,825,319      3,778,088
  Income tax refund receivable..............................        279,802        176,251
  Other current assets......................................         93,678        149,915
                                                                -----------    -----------
       Total current assets.................................      5,493,518      4,216,754
                                                                -----------    -----------
Property and equipment, net.................................     17,503,492     16,683,031
Materials and supplies inventory............................      4,654,826      2,482,670
Deposits and other..........................................        252,417        220,602
Debt issuance costs, net of accumulated amortization of
  $4,184 and $185,226, respectively.........................        148,900        990,365
                                                                -----------    -----------
       Total noncurrent assets..............................     22,559,635     20,376,668
                                                                -----------    -----------
          Total assets......................................    $28,053,153    $24,593,422
                                                                ===========    ===========

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable..........................................    $ 3,446,100    $ 1,509,855
  Notes payable, current maturities.........................        913,046      1,317,589
  Accrued expenses..........................................      2,178,246      1,636,106
  Capital lease obligations.................................        548,097        199,202
  Income taxes payable......................................        340,289        225,926
                                                                -----------    -----------
          Total current liabilities.........................      7,425,778      4,888,678
                                                                -----------    -----------
Capital lease obligations...................................        503,933        199,110
Notes payable, net of current maturities....................     13,707,752     11,837,941
Less debt discount..........................................             --       (505,498)
Deferred income taxes.......................................      2,780,978      3,609,077
                                                                -----------    -----------
          Total noncurrent liabilities......................     16,992,663     15,140,630
                                                                -----------    -----------
          Total liabilities.................................     24,418,441     20,029,308
                                                                -----------    -----------
Commitments (Note 5)
Stockholders' equity:
  Common stock, $.01 par value, 165,000 shares authorized;
     100,000 shares issued and outstanding..................          1,000          1,000
  Paid-in capital...........................................      4,708,189      4,708,189
  Put warrants..............................................        113,898        490,625
  Cumulative foreign currency translation adjustments.......         (8,156)            --
  Accumulated deficit.......................................     (1,180,219)      (635,700)
                                                                -----------    -----------
          Total stockholders' equity........................      3,634,712      4,564,114
                                                                -----------    -----------
          Total liabilities and stockholders' equity........    $28,053,153    $24,593,422
                                                                ===========    ===========

  The accompanying notes are an integral part of these consolidated financial statements.

                        AIR DRILLING INTERNATIONAL, INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS
            FOR THE YEAR ENDED DECEMBER 31, 1996 AND THE PERIOD FROM
               MAY 19, 1995 (INCEPTION) THROUGH DECEMBER 31, 1995

                                                                 1996            1995
                                                              -----------     -----------
Net sales...................................................  $21,819,889     $ 9,411,118
Cost of sales...............................................   12,080,953       4,504,440
                                                              -----------     -----------
       Gross profit.........................................    9,738,936       4,906,678
                                                              -----------     -----------
Operating expenses:
  Depreciation and amortization.............................    2,009,626       1,055,258
  Foreign taxes.............................................      259,819         251,166
  Salaries..................................................    1,587,161         875,536
  Other selling, general and administrative expenses........    3,312,728       1,863,341
                                                              -----------     -----------
       Total operating expenses.............................    7,169,334       4,045,301
                                                              -----------     -----------
       Operating income.....................................    2,569,602         861,377
                                                              -----------     -----------
Other income (expense):
  Interest expense..........................................   (2,035,015)     (1,122,568)
  Amortization expense......................................     (422,885)       (279,728)
  Gain (loss) on disposition of assets......................      (48,093)         25,285
  Foreign currency exchange loss............................       (8,823)             --
  Other, net................................................     (108,575)        (40,320)
                                                              -----------     -----------
       Total other income (expense).........................   (2,623,391)     (1,417,331)
Loss from continuing operations before income taxes.........      (53,789)       (555,954)
Income tax provision (benefit)..............................      (50,904)        189,121
                                                              -----------     -----------
Loss from continuing operations before extraordinary item...       (2,885)       (745,075)
                                                              -----------     -----------
Extraordinary item:
  Loss on early extinguishment of debt, net of income tax
     benefit of $398,741....................................      918,361              --
                                                              -----------     -----------
Net loss....................................................  $  (921,246)    $  (745,075)
                                                              ===========     ===========
Net loss per share:
  Extraordinary item........................................  $     (9.18)    $        --
                                                              ===========     ===========
  Net loss..................................................  $     (9.21)    $     (7.45)
                                                              ===========     ===========
  Weighted average shares outstanding.......................      100,000         100,000

  The accompanying notes are an integral part of these consolidated financial statements.

                        AIR DRILLING INTERNATIONAL, INC.

           CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
            FOR THE YEAR ENDED DECEMBER 31, 1996 AND THE PERIOD FROM
               MAY 19, 1995 (INCEPTION) THROUGH DECEMBER 31, 1995

                                                                             CUMULATIVE
                                                                               FOREIGN
                                    COMMON STOCK     ADDITIONAL               CURRENCY
                                  ----------------    PAID-IN       PUT      TRANSLATION   ACCUMULATED
                                  SHARES    AMOUNT    CAPITAL     WARRANTS   ADJUSTMENTS     DEFICIT       TOTAL
                                  -------   ------   ----------   --------   -----------   -----------   ----------
Issuances on May 19, 1995.......  100,000   $1,000   $4,708,189   $600,000     $    --     $        --   $5,309,189
Change in put warrant
  valuation.....................       --       --           --   (109,375)         --         109,375           --
Net loss........................       --       --           --         --          --        (745,075)    (745,075)
                                  -------   ------   ----------   --------     -------     -----------   ----------
Balance at December 31, 1995....  100,000    1,000    4,708,189    490,625          --        (635,700)   4,564,114
Change in put warrant
  valuation.....................       --       --           --   (376,727)         --         376,727           --
Foreign currency translation....       --       --           --         --      (8,156)             --       (8,156)
Net loss........................       --       --           --         --          --        (921,246)    (921,246)
                                  -------   ------   ----------   --------     -------     -----------   ----------
Balance at December 31, 1996....  100,000   $1,000   $4,708,189   $113,898     $(8,156)    $(1,180,219)  $3,634,712
                                  =======   ======   ==========   ========     =======     ===========   ==========

  The accompanying notes are an integral part of these consolidated financial statements.

                        AIR DRILLING INTERNATIONAL, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
            FOR THE YEAR ENDED DECEMBER 31, 1996 AND THE PERIOD FROM
               MAY 19, 1995 (INCEPTION) THROUGH DECEMBER 31, 1995

                                                                 1996           1995
                                                              ----------     ----------
Cash flows from operating activities:
  Net loss..................................................  $ (921,246)    $ (745,075)
  Adjustments to reconcile net loss to net
     cash provided by operating activities:
     Depreciation and amortization..........................   2,432,511      1,334,986
     (Gain) loss on sale of fixed assets....................      48,093        (25,285)
     Deferred taxes.........................................    (471,146)       335,106
     Extraordinary loss, net of tax benefit.................     918,361             --
     Other..................................................     (35,145)            --
  Changes in operating assets and liabilities:
     (Increase) decrease in certificate of deposit..........     112,500        (28,500)
     (Increase) decrease in accounts receivable.............  (1,012,086)       288,133
     (Increase) decrease in income tax refund receivable....    (103,551)        22,579
     (Increase) decrease in other current assets............      56,237        (64,986)
     Increase in deposits and other.........................     (31,815)       (74,995)
     Increase (decrease) in accounts payable................   1,601,601       (135,222)
     Increase (decrease) in accrued expenses................     542,140        437,920
     Increase (decrease) in income taxes payable............     114,363       (443,896)
     Deferred income taxes..................................    (151,623)            --
                                                              ----------     ----------
       Net cash provided by operating activities............   3,099,194        900,765
                                                              ----------     ----------
Cash flows from investing activities:
  Purchases of property and equipment.......................  (2,430,489)    (1,670,868)
  Proceeds on sale of fixed assets..........................     402,492         25,285
  Purchases of materials and supplies inventory.............  (2,172,156)    (1,195,037)
                                                              ----------     ----------
       Net cash used in investing activities................  (4,200,153)    (2,840,620)
                                                              ----------     ----------
Cash flows from financing activities:
  Net borrowings under Revolving Note.......................   1,408,092        691,944
  Principal payments on term loan and capital leases........  (1,261,517)      (573,550)
  Proceeds from loans.......................................   1,070,380        574,465
  Cash overdraft............................................     334,644             --
  Debt issuance costs.......................................    (153,084)            --
                                                              ----------     ----------
     Net cash provided by financing activities..............   1,398,515        692,859
                                                              ----------     ----------
Effect of exchange rate on cash.............................      (2,837)            --
Increase (decrease) in cash.................................     294,719     (1,246,996)
Cash, beginning of period...................................          --      1,246,996
                                                              ----------     ----------
Cash, end of period.........................................  $  294,719     $       --
                                                              ==========     ==========
Supplemental cash flow information:
  Interest paid.............................................  $2,022,756     $  822,042
                                                              ==========     ==========
  Income taxes paid.........................................  $  256,623     $  471,951
                                                              ==========     ==========

  The accompanying notes are an integral part of these consolidated financial statements.

                        AIR DRILLING INTERNATIONAL, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
1. BASIS OF PRESENTATION:

     The accompanying consolidated financial statements include the accounts of Air Drilling International, Inc. ("ADI") and its wholly owned subsidiaries: Air Drilling Services, Inc., which includes Air Drilling Services de Venezuela, C.A. ("ADS"), Air Drilling Services France (SARL) ("ADS France"), Canadian Air Drilling Services Ltd. ("CADS") and Specialty Testing & Consulting Ltd. ("Specialty"), collectively (the "Company"). ADS is located in the United States. CADS and Specialty are located in Canada. All intercompany balances have been eliminated.

     Effective May 19, 1995, ADI acquired ADS, CADS and Specialty. ADI is 85% owned by Wind River Associates LLC ("Wind River") and 15% by prior management. Wind River paid $10,500,000 to acquire the 85% interest. The acquisition was accounted for using the purchase method of accounting. The purchase price was allocated based on the relative fair market value of the acquired assets and assumed liabilities.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  General:

     ADI's principal business is to provide air drilling services and rental of related equipment to companies in the oil and gas industry on a domestic and international basis.

  Use of Estimates in the Preparation of Financial Statements:

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Property and Equipment:

     Property and equipment are stated at cost. Maintenance and repair costs are expensed as incurred; renewals and betterments are capitalized. Depreciation is provided for at rates based upon estimated useful service, on a straight-line and accelerated basis ranging from 5 to 10 years. Upon sale or retirement, the asset cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in operations.

  Materials and Supplies Inventory:

     Inventories consist of operating materials and supplies used to support the machinery and equipment. Due to the nature of ADI's operations, the length of various contracts and the international location of several jobs, inventories are classified as long term assets because these materials and supplies may be used over a period longer than one year. Inventories are carried at cost.

  Income Taxes:

     ADS files a consolidated tax return with ADI in the United States. CADS and Specialty file separate tax returns in Canada. Income taxes are calculated pursuant to Statement of Financial Accounting Standards No. 109, Accounting For Income Taxes. Under this method, income taxes are recorded for future events at tax rates in effect when the balances are expected to be paid. The Company intends on indefinitely reinvesting its earnings in CADS and Specialty.

                        AIR DRILLING INTERNATIONAL, INC.

  Revenue Recognition:

     ADI recognizes revenue as services are performed; potential contract losses are recorded in the period known.

  Loss Per Share:

     Loss per share is calculated by taking the net loss divided by the weighted average common shares outstanding. The common stock warrant is not included since it would be antidilutive.

     In 1997, FASB Statement No. 128 Earnings Per Share was issued. The Company believes the implementation of this statement will have an immaterial impact on earnings per share.

  Foreign Currency Translation:

     Canadian and French assets and liabilities are translated into U.S. dollars using the exchange rate in effect at year end. Canadian and French revenues and expenses are translated using average exchange rates for each period. Adjustments resulting from these translations are accumulated in a separate component of stockholders' equity. Foreign currency transaction gains or losses, which primarily represent exchange gains or losses resulting from the denomination of current intercompany balances into U.S. dollars, are included in determining net income for the period.

  Cash and Cash Equivalents:

     ADI considers cash on hand, deposits in bank and certificates of deposit with original maturities of less than three months to be cash equivalents.

     Under the terms of a service agreement, ADS was obligated to maintain a $112,500 letter of credit. The funds in this restricted account served as a guarantee of completion and are included in a certificate of deposit on the consolidated balance sheet. This amount was released in 1996.

  Debt Issuance Costs:

     Debt issuance costs are being amortized over the term of the related indebtedness using the effective interest method.

  Debt Discount:

     The debt discount is being amortized over the term of the related indebtedness using the effective interest method.

  Supplemental Cash Flow Disclosures:

     During fiscal year 1996, the Company had noncash capital lease property and equipment additions of $904,433.

                        AIR DRILLING INTERNATIONAL, INC.

3. PROPERTY AND EQUIPMENT:

     Property and equipment at December 31, 1996 and 1995 was as follows:

                                                      1996            1995
                                                   -----------     -----------
Machinery and equipment..........................  $19,901,213     $17,153,189
Transportation equipment.........................      222,679         222,679
Office furniture and equipment...................      445,540         363,477
                                                   -----------     -----------
                                                    20,569,432      17,739,345
Less accumulated depreciation....................    3,065,940       1,056,314
                                                   -----------     -----------
                                                   $17,503,492     $16,683,031
                                                   ===========     ===========

     Included in the above is machinery and equipment under capital leases as of December 31, 1996 and 1995, which had an initial cost of $1,584,726 and $680,293, respectively, and accumulated amortization of $144,269 and $43,241, respectively.

4. NOTES PAYABLE:

     The Company had notes payable at December 31, 1996 and 1995 that consisted of the following:

                                                              1996            1995
                                                           -----------     -----------
$5,000,000 Revolving Line of Credit Agreement (the
  "Revolving Note"). The Revolving Note matures in May
  2000 and is collateralized by all accounts receivable,
  inventory and equipment of ADS and the guarantees of
  CADS and Specialty. Interest rate at the bank's prime
  rate plus 2.0% (prime is 8.25% and 8.5% at December 31,
  1996 and 1995, respectively). The weighted average
  interest rate for the year ended December 31, 1996 was
  10.68%.................................................  $ 2,612,736     $ 1,204,644
"A" and "B" Senior Term Notes ("Term Notes"), initial
  principal of $11,000,000. The Term Notes mature May
  2000 and are collateralized by all accounts receivable,
  inventory and equipment of ADS and guarantees of CADS
  and Specialty. The interest rate on Term Note A is 12%
  and the interest rate on Term Note B is 13.5%..........    9,607,142      10,535,714
Mortgage payable, interest rate of 6.99%, monthly payment
  of $916 including principal and interest, maturity date
  of December 2008, collateralized by residential rental
  property, note obtained by a stockholder of ADI........       89,536          90,707
Subordinated promissory note to prior management
  ("Subordinated Note") with an initial principal balance
  of $750,000. The Subordinated Note is payable in
  installments beginning on the fourth anniversary.
  Interest rate is 13.5%.................................      750,000         750,000
Unsecured demand notes payable to certain stockholders of
  Wind River and ADI bearing interest at 13.5%...........    1,375,831         305,451

                        AIR DRILLING INTERNATIONAL, INC.

                                                              1996            1995
                                                           -----------     -----------
Note payable to a financial institution in 36 equal
  installments of $8,567 including principal and
  interest. Interest rate is 9.1% and note is
  collateralized by certain equipment in Canada..........      185,553         269,014
                                                           -----------     -----------
                                                           14,620,798..     13,155,530
Less current portion of long-term debt...................     (913,046)     (1,317,589)
                                                           -----------     -----------
Notes payable, net of current maturities.................  $13,707,752     $11,837,941

     The Company's notes payable maturities are as follows:

1997                                     $   913,046
1998                                       1,078,941
1999                                       1,238,779
2000                                       1,348,253
2001                                       9,680,494
Thereafter                                   361,285
                                         -----------
                                         $14,620,798
                                         ===========

     On December 31, 1996, the Company entered into a new debt agreement to replace its existing Revolving Line and Term Notes. The new agreement provides for a Reducing Term Note of $8.5 million, subordinated debt of $4.0 million and the issuance of preferred stock for $1.5 million. The debt was funded on January 2, 1997 and the old Revolving Line and Term Notes were paid off. Because the Company had a binding contract to repay the old debt at December 31, 1996, all costs associated with the old debt have been charged to operations during 1996. In addition, the classification of debt between current and long-term at December 31, 1996 has been based on the terms of the new debt. In connection with the refinancing, ADI issued detachable warrants for up to 35% of the Company, initially valued by management at $1.15 million. Under the new agreement, the Company was in violation of the covenant to deliver financial statements within 90 days of year end and received a waiver for this violation.

                        AIR DRILLING INTERNATIONAL, INC.

     The following pro forma balance sheet (unaudited) as of December 31, 1996 presents the balance sheet as if the funding had occurred on December 31, 1996 and the proceeds were used to pay off the existing debt:

Cash........................................................  $ 1,212,443
Other current assets........................................    5,198,799
                                                              -----------
Total current assets........................................    6,411,242
                                                              -----------
Other assets................................................   22,959,635
                                                              -----------
Total assets................................................  $29,370,877
                                                              ===========
Current portion of notes payable............................  $   913,046
Other current liabilities...................................    6,007,926
                                                              -----------
Total current liabilities...................................    6,920,972
                                                              -----------
Notes payable, net of current maturities....................   13,992,874
Less debt discount..........................................   (1,150,000)
Other noncurrent liabilities................................    3,436,217
                                                              -----------
Total noncurrent liabilities................................   16,279,091
                                                              -----------
Total liabilities...........................................   23,200,063
                                                              -----------
Common stock................................................        1,000
Preferred stock.............................................    1,500,000
Paid-in capital.............................................    4,708,189
Put warrants................................................    1,150,000
Cumulative foreign currency translation adjustments.........       (8,156)
Accumulated deficit.........................................   (1,180,219)
                                                              -----------
Total stockholders' equity..................................    6,170,814
                                                              -----------
Total liabilities and stockholders' equity..................  $29,370,877
                                                              ===========

     The Revolving Note and Term Note agreements require that, among other items, certain financial covenants be met, including tangible net worth, operating and net cash flow, debt coverage, operating profit and collateral coverage ratio. The loan agreements also restrict the payment of dividends. The Revolving Note and Term Note agreements contain a provision that if there is any material adverse change in the Company's financial condition, the lender has the right to declare the Company in default.

     The fair value of the long-term debt as of December 31, 1996 and 1995 was determined using valuation techniques that are considered management's best estimate based on the current market. The carrying amount of the debt approximated market value as of December 31, 1996. The carrying amount of the debt exceeded the market value by approximately $221,000 as of December 31, 1995.

                        AIR DRILLING INTERNATIONAL, INC.

5. LEASES:

  Operating Leases:

     The Company is committed under noncancelable, short-term operating leases involving offices, facilities, transportation and office equipment. The Company has lease agreements for $125,500 per year through June 2001 with companies owned by the Company's stockholders. Minimum annual rent payments on the leases that exceed one year are as follows:

1997                                       $  377,000
1998                                          264,000
1999                                          200,000
2000                                          142,000
2001                                           43,000
                                           ----------
                                           $1,026,000
                                           ==========

     Total rent expense for the year ended December 31, 1996 and the period from May 19, 1995 (inception) to December 31, 1995 was approximately $1,345,000 and $250,000, respectively.

  Capital Leases:

     The Company is the lessee of certain equipment under capital leases expiring in various years through 2001. The Company has the following lease agreements with companies owned by the Company's shareholders: $7,400 per month through 2001 and $14,500 per month through 1997. Future minimum lease payments required under these capital leases in calendar years are as follows:

1997........................................................      $ 635,717
1998........................................................        264,676
1999........................................................        191,125
2000........................................................         88,800
2001........................................................         44,427
                                                                  ---------
Total minimum lease payments................................      1,224,745
Less amount representing interest...........................        172,715
                                                                  ---------
Present value of minimum lease payments.....................      1,052,030
Less current portion........................................        548,097
                                                                  ---------
                                                                  $ 503,933
                                                                  =========

     The leases provide for terms of renewal as well as purchase options.

6. FOREIGN TAXES ON REVENUES:

     ADS and CADS do business in certain foreign countries as well as the United States and Canada. ADS has elected to pay tax on gross revenues in most cases. The amount expensed for the year ended December 31, 1996 and the period from May 19, 1995 (inception) to December 31, 1995 was $259,819 and $251,166, respectively.

                        AIR DRILLING INTERNATIONAL, INC.

7. INCOME TAXES:

     Income (loss) from continuing operations before income taxes for the year ended December 31, 1996 and the period from May 19, 1995 (inception) to December 31, 1995 was as follows:

                                                        1996          1995
                                                      ---------     ---------
U.S.                                                  $(739,158)    $(695,446)
Foreign                                                 685,369       139,492
                                                      ---------     ---------
Total                                                 $ (53,789)    $(555,954)
                                                      =========     =========

     U.S. and foreign income taxes for the year ended December 31, 1996 and the period from May 19, 1995 (inception) to December 31, 1995 consisted of the following:

                                                        1996          1995
                                                      ---------     ---------
Current -- foreign..................................  $ 420,242     $(145,985)
Deferred -- U.S.....................................   (524,973)      320,163
Use of net operating loss
  carryforwards -- foreign..........................     90,146            --
Deferred -- foreign.................................    (36,319)       14,943
                                                      ---------     ---------
Total income tax provision (benefit)................  $ (50,904)    $ 189,121
                                                      =========     =========

     At December 31, 1996, ADI had for U.S. federal income tax purposes, net operating loss carryforwards of approximately $94,000 and $1,535,000 expiring in 2010 and 2011, respectively, AMT credits with no expiration, and foreign tax credit carryforwards of $394,207 that expire as follows:

1998......................................  $ 45,000
1999......................................   191,000
2000......................................   158,207
                                            --------
                                            $394,207
                                            ========

                        AIR DRILLING INTERNATIONAL, INC.

     The components of the net deferred tax assets and liabilities as of December 31, 1996 and 1995 are as follows:

                                                        1996           1995
                                                     ----------     ----------
Deferred tax assets:
  Noncurrent:
     Allowance for doubtful accounts (U.S.)........  $   73,100     $       --
     Net operating loss carryforwards (U.S.).......     554,006         36,158
     Net operating loss carryforwards (foreign)....      16,551        106,697
     AMT credits (U.S.)............................       9,432         14,060
     Foreign tax credits (U.S.)....................     394,207        510,902
     Materials and supplies inventory (U.S.).......          --         20,719
     Foreign currency translation..................      21,331             --
     Valuation allowance (U.S.)....................          --       (510,902)
                                                     ----------     ----------
Total deferred tax assets..........................   1,068,627        177,634
                                                     ----------     ----------
Deferred tax liabilities:
  Noncurrent:
     Property and equipment (U.S.).................   1,927,310      1,730,010
     Property and equipment (foreign)..............   1,922,295      2,056,701
                                                     ----------     ----------
Total deferred tax liabilities.....................   3,849,605      3,786,711
                                                     ----------     ----------
Net deferred tax liability.........................  $2,780,978     $3,609,077
                                                     ==========     ==========

     The net change in the valuation allowance for deferred tax assets for the period from May 19, 1995 (inception) to December 31, 1995 was an increase of $510,902. During 1996, management determined that it was more likely than not that this amount would be realized and reversed the entire valuation allowance.

     The effective rate differs from the federal statutory rates as a result of the following:

                                                        1996         1995
                                                      ---------    ---------
Expected income tax (benefit) at statutory rate.....  $ (18,288)   $(189,024)
Foreign income taxes................................    474,069       78,058
Effect of valuation allowance.......................   (510,902)     510,902
Foreign tax credits.................................   (104,913)    (125,824)
Change in estimates.................................     76,658      (38,200)
Other...............................................     32,472      (46,791)
                                                      ---------    ---------
Income tax expense (benefit)........................  $ (50,904)   $ 189,121
                                                      =========    =========

     In connection with the acquisition of the equity interest, the sellers agreed to indemnify the purchasers, Wind River, for any tax (net of any benefit) that arises prior to the May 19, 1995 acquisition date.

8. DEFINED CONTRIBUTION PLAN:

     All ADS employees are eligible to participate in a defined contribution plan (401k) whereby employees can make voluntary contributions for a portion of their compensation. The Company matches a discretionary percentage of the employees' contributions. For the year ended December 31, 1996 and the period from May 19, 1995 (inception) to December 31, 1995, ADS contributed approximately $13,300 and $8,000, respectively.

                        AIR DRILLING INTERNATIONAL, INC.

9. STOCKHOLDERS' EQUITY:

     In connection with the acquisition of ADS, CADS and Specialty, ADI issued debt with detachable warrants to purchase 25,000 shares of ADI common stock at any time at the stated par value at $.01 per share, representing 20% of the common stock of ADI, after dilution for these new shares.

     The holder of the warrants has the ability to put the warrants back to ADI for an agreed-upon price based upon the fair market value of the Company after three years. Additionally, after five years, ADI can call the warrants and pay the holder an agreed-upon price based upon the fair market value of the Company.

     At the inception of ADI's operations, the Company recorded the long-term debt at the face value, less the fair market value of $600,000 of the warrants. Changes in valuation of the warrants are amortized to accumulated deficit over the remaining term of the warrants. Management has estimated the fair market value of the put warrants as of December 31, 1996 and 1995 to be $113,898 and $75,000, respectively. The $113,898 was paid by the Company on January 2, 1997 and, as noted in Note 4, the Company issued new detachable warrants to purchase up to 35% of the Company.

     As of December 31, 1996, ADS had authorized 660,000 shares of preferred stock and no shares were outstanding.

10. CONTRACTS:

     Specialty is a party to a contract with Global Air Drilling Services, Inc. ("Global") in which Global uses Specialty's equipment and in return receives 98% of Global's before-tax profits. Specialty may terminate the contract at any time. For the year ended December 31, 1996 and the period from May 19, 1995 (inception) to December 31, 1995, Specialty collected $87,000 and $353,000, respectively, from Global.

11. CONCENTRATION OF CREDIT RISK:

     Certain locations where ADI operates may have unstable political and economic environments. The Company has purchased foreign credit insurance (subject to a $200,000 deductible on all receivables at December 31, 1996) on those receivables due from companies operating in foreign countries. Foreign receivables not insured at December 31, 1996 and 1995 were $215,000 and $367,000, respectively. At various times throughout the year, the Company maintains cash and certificate of deposit balances in excess of the federally insured limit.

                        AIR DRILLING INTERNATIONAL, INC.

12. GEOGRAPHIC SEGMENTS:

     The Company conducts foreign operations in Canada, France and Venezuela. Summarized financial information which is included in the statements of operations is as follows:

                                                      1996           1995
                                                   -----------    -----------
Operating revenues from unaffiliated services:
  United States..................................  $10,741,991    $ 4,201,863
  Canada.........................................    6,962,182      3,623,544
  France.........................................    2,695,000      1,585,711
  Venezuela......................................    1,420,716             --
                                                   -----------    -----------
     Total.......................................  $21,819,889    $ 9,411,118
                                                   ===========    ===========
Depreciation and amortization:
  United States..................................  $ 1,156,909    $   555,841
  Canada.........................................      839,717        499,417
  France.........................................       13,000             --
  Venezuela......................................           --             --
                                                   -----------    -----------
     Total.......................................  $ 2,009,626    $ 1,055,258
                                                   ===========    ===========
Operating income (loss):
  United States..................................  $   980,790    $   676,797
  Canada.........................................      881,096        (77,198)
  France.........................................      277,000        261,778
  Venezuela......................................      430,716             --
                                                   -----------    -----------
     Total.......................................  $ 2,569,602    $   861,377
                                                   ===========    ===========
Identifiable assets:
  United States..................................  $18,942,334    $15,500,055
  Canada.........................................    8,130,851      8,460,724
  France.........................................      785,000        632,643
  Venezuela......................................      194,968             --
                                                   -----------    -----------
     Total.......................................  $28,053,153    $24,593,422
                                                   ===========    ===========

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Shareholders of Air Drilling Services, Inc.
Canadian Air Drilling Services Ltd.,
Specialty Testing & Consulting Ltd. and
Global Air Drilling Services Ltd.:

     We have audited the accompanying combined balance sheet of Air Drilling Services, Inc., Canadian Air Drilling Services Ltd., Specialty Testing & Consulting Ltd. and Global Air Drilling Services Ltd. as of May 18, 1995, and the related combined statements of income, stockholders' equity and cash flows for the period from January 1, 1995 through May 18, 1995. These financial statements are the responsibility of the Companies' management. Our responsibility is to express an opinion on these financial statements based on our audits. We did not audit the financial statements of Canadian Air Drilling Services Ltd. as of May 18, 1995 or for the period from January 1, 1995 through May 18, 1995. Those statements reflect total assets of $5,775,350 as of May 18, 1995, and total revenues of $2,798,517 for the period from January 1, 1995 through May 18, 1995. Those financial statements were audited and reported on separately by other auditors.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits and the report of the other auditors provide a reasonable basis for our opinion.

     In our opinion, based on our audits and the report of the other auditors, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of Air Drilling Services, Inc., Canadian Air Drilling Services Ltd., Specialty Testing & Consulting Ltd. and Global Air Drilling Services Ltd. as of May 18, 1995, and the combined results of their operations and their cash flows for the period from January 1, 1995 through May 18, 1995, in conformity with generally accepted accounting principles in the United States.

COOPERS & LYBRAND L.L.P.

Denver, Colorado
July 25, 1995

               AIR DRILLING SERVICES, INC., CANADIAN AIR DRILLING
               SERVICES LTD., SPECIALTY TESTING & CONSULTING LTD.
                     AND GLOBAL AIR DRILLING SERVICES LTD.

                             COMBINED BALANCE SHEET
                               AS OF MAY 18, 1995

                                     ASSETS

Current assets:
  Cash......................................................  $ 1,955,202
  Certificate of deposit....................................       84,000
  Accounts receivable, net of allowance for doubtful
     accounts of $36,816....................................    4,213,987
  Income tax refund receivable..............................      198,830
  Materials and supplies inventory, at cost.................      658,507
  Other current assets......................................       84,929
                                                              -----------
          Total current assets..............................    7,195,455
                                                              -----------
Property and equipment, net, at cost........................    8,271,563
Materials and supplies inventory, at cost...................    1,086,700
Deposits and other..........................................      175,491
                                                              -----------
          Total assets......................................  $16,729,209
                                                              ===========

                  LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable..........................................  $ 1,607,290
  Demand loans..............................................      773,879
  Notes payable, current maturities.........................    2,213,260
  Payroll and sales taxes payable...........................      127,321
  Accrued expenses..........................................      436,960
  Income taxes payable......................................      463,790
  Foreign income taxes payable..............................      121,871
                                                              -----------
          Total current liabilities.........................    5,744,371
                                                              -----------
Deferred income taxes.......................................      408,269
Notes payable, net of current maturities....................    1,334,088
                                                              -----------
          Total liabilities.................................    7,486,728
                                                              -----------
Commitments and contingencies (Notes 5 and 10)
Stockholders' equity:
  Share capital.............................................      394,213
  Additional paid-in capital................................       84,301
  Cumulative foreign currency translation adjustments.......     (191,481)
  Retained earnings.........................................    8,955,448
                                                              -----------
          Total stockholders' equity........................    9,242,481
                                                              -----------
          Total liabilities and stockholders' equity........  $16,729,209
                                                              ===========

    The accompanying notes are an integral part of these combined financial statements.

               AIR DRILLING SERVICES, INC., CANADIAN AIR DRILLING
               SERVICES LTD., SPECIALTY TESTING & CONSULTING LTD.
                     AND GLOBAL AIR DRILLING SERVICES LTD.

                          COMBINED STATEMENT OF INCOME
            FOR THE PERIOD FROM JANUARY 1, 1995 THROUGH MAY 18, 1995

Net sales...................................................  $7,718,774
Cost of sales...............................................   4,218,554
                                                              ----------
  Gross profit..............................................   3,500,220
                                                              ----------
Operating expenses:
  Depreciation..............................................     566,185
  Foreign taxes.............................................     107,997
  Salaries, wages and bonuses...............................     396,220
  Other selling, general and administrative expenses........   1,497,620
                                                              ----------
          Total operating expenses..........................   2,568,022
                                                              ----------
          Operating income..................................     932,198
                                                              ----------
Other income (expense):
  Interest income...........................................      13,978
  Interest expense..........................................    (161,905)
  Gain on disposition of assets.............................      38,570
  Other.....................................................     (54,894)
                                                              ----------
          Total other expenses..............................    (164,251)
                                                              ----------
Income before income taxes..................................     767,947
Income tax provision........................................     227,484
                                                              ----------
Net income..................................................  $  540,463
                                                              ==========

                  The accompanying notes are an integral part
                    of these combined financial statements.

               AIR DRILLING SERVICES, INC., CANADIAN AIR DRILLING
               SERVICES LTD., SPECIALTY TESTING & CONSULTING LTD.
                     AND GLOBAL AIR DRILLING SERVICES LTD.

             COMBINED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
            FOR THE PERIOD FROM JANUARY 1, 1995 THROUGH MAY 18, 1995

                                                                            CUMULATIVE
                                                                              FOREIGN
                                                  ADDITIONAL                 CURRENCY
                                        SHARE      PAID-IN      RETAINED    TRANSLATION
                                       CAPITAL     CAPITAL      EARNINGS    ADJUSTMENTS     TOTAL
                                       --------   ----------   ----------   -----------   ----------
Balance at January 1, 1995...........  $372,876    $84,301     $8,414,985    $(294,553)   $8,577,609
Foreign currency translation
  adjustment.........................    21,265         --             --      103,072       124,337
Issuance of 7,500 Class D shares
  (with stated capital of $5,230) and
  10,000 Class A shares (with stated
  capital of $72) of Specialty
  Testing & Consulting in exchange
  for all issued and outstanding
  Class C shares (with stated capital
  of $5,230).........................        72         --             --           --            72
Net income...........................        --         --        540,463           --       540,463
                                       --------    -------     ----------    ---------    ----------
Balance at May 18, 1995..............  $394,213    $84,301     $8,955,448    $(191,481)   $9,242,481
                                       ========    =======     ==========    =========    ==========

                  The accompanying notes are an integral part
                    of these combined financial statements.

               AIR DRILLING SERVICES, INC., CANADIAN AIR DRILLING
               SERVICES LTD., SPECIALTY TESTING & CONSULTING LTD.
                     AND GLOBAL AIR DRILLING SERVICES LTD.

                        COMBINED STATEMENT OF CASH FLOWS
            FOR THE PERIOD FROM JANUARY 1, 1995 THROUGH MAY 18, 1995

Cash flows from operating activities:
  Net income................................................  $  540,463
  Adjustments to reconcile net income to net cash provided
     by operating activities:
     Depreciation...........................................     566,185
     Gain on sale of fixed assets...........................     (38,570)
     Deferred taxes.........................................     (63,937)
     Decrease in accounts receivable........................     431,183
     Increase in income tax refund receivable...............     (28,211)
     Decrease in other current assets.......................     110,373
     Decrease in deposits and other.........................      43,713
     Increase in accounts payable...........................     136,090
     Increase in payroll and sales taxes payable............      95,396
     Decrease in accrued expenses...........................     (80,115)
     Gain on disposition of investment......................      (1,418)
     Change in accrued bonuses payable......................    (649,621)
     Increase in foreign income taxes payable...............      85,015
     Decrease in income taxes payable.......................     (19,981)
                                                              ----------
          Net cash provided by operating activities.........   1,126,565
                                                              ----------
Cash flows from investing activities:
  Purchases of property and equipment.......................    (672,581)
  Proceeds on sale of fixed assets..........................     213,229
  Increase in inventory.....................................     (57,711)
  Disposition of investment.................................      99,508
                                                              ----------
          Net cash used in investing activities.............    (417,555)
                                                              ----------
Cash flows from financing activities:
  Proceeds from loans.......................................     875,151
  Principal payments on loans and leases....................    (713,905)
  Issuance of common shares.................................          72
                                                              ----------
          Net cash provided by financing activities.........     161,318
                                                              ----------
Increase in cash............................................     870,328
Effect of exchange rate on cash.............................      53,651
                                                              ----------
Change in cash after adjustment.............................     923,979
Cash, beginning of year.....................................   1,031,223
                                                              ----------
Cash, end of year...........................................  $1,955,202
                                                              ==========
Supplemental cash flow information:
  Interest paid.............................................  $  161,954
  Income taxes paid.........................................  $  361,537

    The accompanying notes are an integral part of these combined financial statements.

               AIR DRILLING SERVICES, INC., CANADIAN AIR DRILLING
               SERVICES LTD., SPECIALTY TESTING & CONSULTING LTD.
                     AND GLOBAL AIR DRILLING SERVICES LTD.

                     NOTES TO COMBINED FINANCIAL STATEMENTS

1. BASIS OF PRESENTATION:

     The combined financial statements include the assets, liabilities, shareholders' equity, revenues and expenses of Air Drilling Services, Inc. ("ADS"), Canadian Air Drilling Services Ltd. ("CADS") and Specialty Testing & Consulting Ltd. and Global Air Drilling Services Ltd. ("Specialty/Global") (collectively the "Companies"). They have been prepared as a result of the common ownership of the above companies. The Companies' year end is December 31. All material intercompany balances have been eliminated in combination.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  General:

     The Companies' principal business is to provide air drilling services and rental of related equipment to oil and gas industry companies on an international basis.

  Property, Plant and Equipment:

     Property, plant and equipment are stated at cost. Maintenance and repair costs are expensed as incurred; renewals and betterments are capitalized. Depreciation is provided for at rates based upon estimated useful service lives, on a straight-line and accelerated basis ranging from 5 to 20 years.

  Inventory:

     Inventories consist of operating materials and supplies used to support the machinery and equipment.

  Income Taxes:

     ADS files a consolidated tax return with its parent in the United States. CADS and Specialty/Global file separate tax returns in Canada. Income taxes are calculated pursuant to Statement of Financial Accounting Standards No. 109, "Accounting For Income Taxes."

  Revenue Recognition:

     The Companies' recognize revenue as services are performed; potential losses are recorded in the period known.

  Foreign Currency Translation:

     The functional currency for CADS and Specialty/Global is the Canadian dollar. The functional currency for ADS is the U.S. dollar. The CADS and Specialty/Global financial statements have been translated to U.S. dollars using the current rate method. Revenues and expenses are translated into the functional currency using the exchange rate in effect at the date of the transaction. Monetary items in the combined balance sheet are translated at the exchange rates in effect at the end of the year. The foreign currency translation adjustment is recorded as a part of stockholders' equity.

  Cash and Cash Equivalents:

     The Companies consider cash on hand, deposits in bank and certificates of deposit with original maturities of less than three months to be cash equivalents.

               AIR DRILLING SERVICES, INC., CANADIAN AIR DRILLING
               SERVICES LTD., SPECIALTY TESTING & CONSULTING LTD.
                     AND GLOBAL AIR DRILLING SERVICES LTD.

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

     Under the terms of a service agreement, ADS is obligated to a maintain a $84,000 letter of credit. The funds in this restricted account serve as a guarantee of completion and are included in certificate of deposit on the combined balance sheet.

  Reclassification:

     The presentation of certain prior period information has been reclassified to conform to the current year presentation format.

3. PROPERTY AND EQUIPMENT:

     Property and equipment at May 18, 1995 is summarized as follows:

Machinery and equipment.....................................    $12,377,291
Plant facilities/land and buildings.........................        372,401
Automobiles.................................................        182,023
Office furniture and equipment..............................         88,489
                                                                -----------
                                                                 13,020,204
Less accumulated depreciation...............................     (4,748,641)
                                                                -----------
                                                                $ 8,271,563
                                                                ===========

4. NOTES PAYABLE:

     The Companies have notes payable to unrelated parties at May 18, 1995 that consisted of the following:

ADS:
Revolving Line of Credit Agreement (the "Revolving Loan"),
  borrowing base of $1,750,000. The Revolving Loan matures
  in August 1995 and is collateralized by all accounts
  receivable, inventory and equipment of ADS and the
  guarantees of Pugh-Malhotra Holdings, Inc. ("PMH") and two officers of ADS. Interest rate at the bank's prime rate
  plus 1.25% (10.25% at May 18, 1995).......................  $ 1,653,941
Equipment Loan Agreement (the "Equipment Loan"), borrowing
  base of $2,111,448. The Equipment Loan matures August 1997 and is collateralized by all accounts receivable,
  inventory and equipment of ADS and guarantees of PMH and
  two officers of ADS. Interest rate is the bank's prime
  rate plus 1% (10% at May 18, 1995)........................    1,278,425
Mortgage payable (the "mortgage"), interest rate of 6.99%,
  monthly payment of $305 including principal and interest,
  maturity date of December 2008, collateralized by
  residential rental property, note obtained by officer and
  stockholder of ADS........................................       32,206

SPECIALTY/GLOBAL:
Mortgage payable (the "mortgage"), $303 monthly including
  interest at 6.99%, due December 2008, collateralized by
  residential rental property, note obtained by stockholder
  of Specialty/Global.......................................       27,571
Term bank loan, payable $3,083 monthly in Canadian dollars,
  plus interest at bank prime rate plus 1.25% (9.25% at May
  18, 1995), due September 1995, collateralized by accounts
  receivable and equipment..................................        8,473

               AIR DRILLING SERVICES, INC., CANADIAN AIR DRILLING
               SERVICES LTD., SPECIALTY TESTING & CONSULTING LTD.
                     AND GLOBAL AIR DRILLING SERVICES LTD.

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)
Term bank loan, payable $2,892 monthly in Canadian dollars,
  plus interest at bank prime rate plus 1.25% (10.25% at May
  18, 1995), due September 1995, collateralized by accounts
  receivable and equipment..................................        8,527
Specialty/Global carries a First Bank Operating Account
  ("FBOA") with the Bank of Montreal to a maximum of
  $150,000 Canadian. The interest rate is Bank of Montreal
  prime plus 0.5%. There are no amounts outstanding at May
  18, 1995..................................................           --

CADS:
Bank of Montreal revolving loan, due upon demand payable in
  monthly installments of $55,275 plus interest calculated
  at prime plus 1.25%.......................................  $   773,879
Ingersoll Rand equipment loan payable (the "Ingersoll Rand
  Loan") in monthly installments of principal and interest
  of $18,847, interest calculated at 10.75%.................      504,971
Mortgage payable (the "mortgage") on U.S. condo, payable in
  monthly installments of principal and interest of $305,
  interest calculated at 6.99%..............................       33,234
CADS carries a First Bank Operating Account ("FBOA") with
  the Bank of Montreal to a maximum of $300,000 Canadian.
  The interest rate is Bank of Montreal prime plus 1.25%.
  There were no amounts outstanding at May 18, 1995.........           --
                                                              -----------
                                                                4,321,227
Less:
  Demand bank loans.........................................     (773,879)
  Current portion of long-term debt.........................   (2,213,260)
                                                              -----------
          Total long-term notes payable.....................  $ 1,334,088
                                                              ===========

     On May 19, 1995, all notes payable except the mortgage payable and Ingersoll Rand Loan were paid off in full.

5. LEASES:

     Operating Leases:

     ADS and CADS are committed under noncancelable, short-term operating leases involving its offices, facilities, transportation and office equipment. Certain leases contain escalation and renewal clauses. The minimum annual rent payments on the leases that exceed one year are as follows:

                                                       ADS         CADS       TOTAL
                                                     --------    --------    --------
1995...............................................  $ 92,157    $ 48,911    $141,068
1996...............................................   146,811      53,094     199,905
1997...............................................   140,967      29,784     170,751
1998...............................................   122,544      25,338     147,882
1999...............................................   122,544      18,606     141,150
                                                     --------    --------    --------
                                                     $625,023    $175,733    $800,756
                                                     ========    ========    ========

     Rent expense under operating leases was $71,542 for 1995.

               AIR DRILLING SERVICES, INC., CANADIAN AIR DRILLING
               SERVICES LTD., SPECIALTY TESTING & CONSULTING LTD.
                     AND GLOBAL AIR DRILLING SERVICES LTD.

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

       Capital Leases:

     CADS is the lessee of certain equipment under capital leases expiring in various years through 1998. Included in equipment is $680,269 of assets under capital leases and related accumulated depreciation of $39,706 at May 18, 1995.

     Future minimum lease payments required under these capital leases are as follows:

1995........................................................  $ 132,034
1996........................................................    226,344
1997........................................................    207,634
1998........................................................      6,890
                                                              ---------
Total minimum lease payments................................    572,902
Less amount representing interest...........................    (67,931)
                                                              ---------
Present value of minimum lease payments.....................    504,971
Less current portion........................................   (163,285)
                                                              ---------
                                                              $ 341,686
                                                              =========

6. FOREIGN TAXES:

     ADS and CADS do business in certain foreign countries as well as the United States and Canada. ADS has the option to pay a 10%-12% tax on gross revenues or to pay normal corporate tax rates on net taxable income in the respective countries. ADS has elected to pay the 10%-12% foreign tax on gross revenues in the respective countries which totaled $107,997 for the period from January 1, 1995 through May 18, 1995. CADS does business in Venezuela. Included as part of foreign tax expense is approximately $122,230 of Venezuelan foreign taxes.

7. INCOME TAXES:

     Income before income taxes for the period from January 1, 1995 to May 18, 1995 was as follows:

U.S.........................................................  $ 57,113
Foreign.....................................................   710,834
                                                              --------
Total.......................................................  $767,947
                                                              ========

               AIR DRILLING SERVICES, INC., CANADIAN AIR DRILLING
               SERVICES LTD., SPECIALTY TESTING & CONSULTING LTD.
                     AND GLOBAL AIR DRILLING SERVICES LTD.

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

     The provision (benefit) for income taxes consists of the following:

Current income taxes:
  U.S.......................................................  $    354
  Canada....................................................   271,392
  France....................................................    19,675
                                                              --------
                                                               291,421
                                                              --------
Deferred income taxes:
  U.S.......................................................   (59,254)
  Canada....................................................    (4,683)
  France....................................................        --
                                                              --------
                                                               (63,937)
                                                              --------
          Total income tax provision........................  $227,484
                                                              ========

     At May 18, 1995, ADS had for U.S. federal income tax purposes, $5,626 of AMT tax credits with no expiration and foreign tax credit carryforwards of $197,028 that expire as follows:

1998........................................................  $120,205
1999........................................................    76,823
                                                              --------
                                                              $197,028
                                                              ========

     The components of the net deferred tax assets and liabilities as of May 18, 1995 are as follows:

Deferred tax assets:
  Noncurrent:
     AMT credits (U.S.).....................................  $  5,626
     Foreign tax credits (U.S.).............................   197,028
                                                              --------
Total deferred tax assets...................................   202,654
                                                              --------
Deferred tax liabilities:
  Noncurrent:
     Property and equipment (U.S.)..........................   441,640
     Property and equipment (foreign).......................   169,283
                                                              --------
Total deferred tax liabilities..............................   610,923
                                                              --------
Net deferred tax liability..................................  $408,269
                                                              ========

     The combined effective income tax rate differs from the United States federal statutory rate for the following reasons:

Expected income tax provision...............................  $261,102
Foreign income taxes........................................    44,700
Foreign tax credits.........................................   (76,823)
Other.......................................................    (1,495)
                                                              --------
                                                              $227,484
                                                              ========

               AIR DRILLING SERVICES, INC., CANADIAN AIR DRILLING
               SERVICES LTD., SPECIALTY TESTING & CONSULTING LTD.
                     AND GLOBAL AIR DRILLING SERVICES LTD.

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

8. STOCKHOLDERS' EQUITY:

     Stockholders' equity consists of the following at May 18, 1995:

ADS:
  Authorized:
     50,000 common shares with a $1.00 par value.
  Issued and outstanding:
     35,500 common shares...................................  $  35,500
     Additional paid-in capital.............................     84,301
                                                              ---------
          ADS share capital.................................    119,801
                                                              ---------

CADS:
  Authorized:
     Unlimited number of Class "A" voting common shares
      without par value.
     Unlimited number of Class "B" nonvoting common shares
      without par value.
     Unlimited number of Class "C" nonvoting preferred
      shares without par value.
     Unlimited number of Class "D" nonparticipating common
      shares without par value.
  Issued and Outstanding:
     10,000 Class "A" common shares.........................  $   7,395
     890 Class "C" preferred shares.........................    655,930
     1,000,000 Class "D" common shares......................          1
                                                              ---------
          CADS share capital................................    663,326
                                                              ---------

Specialty Testing & Consulting Ltd.:
  Authorized:
     100,000 Class A common, voting shares without par
      value.
     100,000 Class B common, nonvoting shares without par
      value.
     100,000 Class C common, voting shares without par
      value.
     Unlimited number of Class D preferred, noncumulative,
      voting shares, redemption price set at time of
      issuance.
  Issued and Outstanding:
     10,000 Class A shares..................................  $      72
     7,500 Class C shares...................................      5,230

Global Air Drilling Services Ltd:
  Authorized:
     Unlimited number of Class A common, voting shares.
     Unlimited number of Class B common, voting shares.
     Unlimited number of Class C common, nonvoting shares.
  Issued and outstanding:
     1,000 Class A shares...................................  $      85
                                                              ---------
          Specialty/Global share capital....................      5,387
                                                              ---------
  Less elimination of ADS investment in CADS................   (310,000)
                                                              ---------
          Total combined share capital......................  $ 478,514
                                                              =========

               AIR DRILLING SERVICES, INC., CANADIAN AIR DRILLING
               SERVICES LTD., SPECIALTY TESTING & CONSULTING LTD.
                     AND GLOBAL AIR DRILLING SERVICES LTD.

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

 9. CONCENTRATION OF CREDIT RISK:

    Approximately 76% of ADS' revenue is from international operations. Some of these locations may have unstable political and economic environments. At May 18, 1995, approximately $1,700,000 of accounts receivable was due from companies operating in foreign countries.

    Approximately 11% of CADS' revenue is from international operations. At May 18, 1995, approximately $83,300 of accounts receivable was due from companies operating in foreign countries.

    Specialty/Global did not generate any revenue from international operations during the period from January 1, 1995 through May 18, 1995.

10. CADS CONTINGENT LIABILITIES:

    In prior years, investment tax credits of $147,000 were claimed as a reduction of federal taxes payable for Canadian tax purposes. This amount is potentially repayable in the event that the related equipment has not been used "primarily in Canada." The equipment had previously been used in Venezuela; however, the majority of it is currently being used in Canada. While the location of its future use is intended to be in Canada, it is possible this may not transpire. The actual use test used by Revenue Canada will be a matter of fact. The amount of any repayment that may result is undeterminable at this time. Any potential repayment will likely be recorded as a charge to the income statement in the period in which it is paid.

11. GEOGRAPHIC SEGMENTS

    The Companies conduct foreign operations in Canada and France. Summarized financial information which is included in the combined statement of income is as follows:

    Operating revenues from unaffiliated services:
      United States.............................................  $ 2,924,036
      Canada....................................................    4,171,747
      France....................................................      622,991
                                                                  -----------
           Total................................................  $ 7,718,774
                                                                  ===========
    Depreciation:
      United States.............................................  $   367,923
      Canada....................................................      192,661
      France....................................................        5,601
                                                                  -----------
           Total................................................  $   566,185
                                                                  ===========
    Operating income:
      United States.............................................  $    51,436
      Canada....................................................      841,412
      France....................................................       39,350
                                                                  -----------
           Total................................................  $   932,198
                                                                  ===========
    Identifiable assets:
      United States.............................................  $ 9,107,860
      Canada....................................................    7,148,714
      France....................................................      472,635
                                                                  -----------
           Total................................................  $16,729,209
                                                                  ===========

               AIR DRILLING SERVICES, INC., CANADIAN AIR DRILLING
               SERVICES LTD., SPECIALTY TESTING & CONSULTING LTD.
                     AND GLOBAL AIR DRILLING SERVICES LTD.

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

12. SUBSEQUENT EVENT:

    Effective May 19, 1995, the shareholders of the Companies sold their ownership interests to a newly formed company, Air Drilling International, Inc. ("ADII") and acquired a 16% ownership interest in ADII.

                        AIR DRILLING INTERNATIONAL, INC.

                          CONSOLIDATED BALANCE SHEETS
                   AS OF APRIL 30, 1997 AND DECEMBER 31, 1996
                                  (UNAUDITED)

                                                              APRIL 30,    DECEMBER 31,
                                                                1997           1996
                                                              ---------    ------------
                                                                   (IN THOUSANDS)
ASSETS
Current assets:
  Cash......................................................   $  (318)      $   295
  Accounts receivable, net of allowance for doubtful
     accounts of $215,000...................................     7,924         4,825
  Income tax refund receivable..............................       253           280
  Other current assets......................................       375            94
                                                               -------       -------
       Total current assets.................................     8,234         5,494
                                                               -------       -------
Property and equipment, net.................................    18,101        17,503
Materials and supplies inventory............................     5,234         4,655
Deposits and other..........................................       448           252
Debt issuance costs, net of accumulated amortization........       530           149
                                                               -------       -------
       Total noncurrent assets..............................    24,313        22,559
                                                               -------       -------
          Total assets......................................   $32,547       $28,053
                                                               =======       =======

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable..........................................   $ 2,031       $ 3,446
  Notes payable, current maturities.........................     1,019           913
  Accrued expenses..........................................     1,286         2,178
  Capital lease obligations.................................       490           548
  Income taxes payable......................................     1,475           340
                                                               -------       -------
          Total current liabilities.........................     6,301         7,425
                                                               -------       -------
Capital lease obligations...................................       573           504
Notes payable, net of current maturities....................    16,367        13,708
Less debt discount..........................................    (1,087)           --
Deferred income taxes.......................................     2,781         2,781
                                                               -------       -------
          Total noncurrent liabilities......................    18,634        16,993
                                                               -------       -------
          Total liabilities.................................    24,935        24,418
                                                               -------       -------
Commitments
Stockholders' equity:
  Common stock, $.01 par value, 165,000 shares authorized;
     100,000 shares issued and outstanding..................         1             1
  Paid-in-capital...........................................     4,708         4,708
  Put warrants..............................................     1,150           114
  Preferred Common Stock....................................     1,553            --
  Cumulative foreign currency translation adjustment........        --            (8)
  Accumulated deficit.......................................       200        (1,180)
                                                               -------       -------
          Total stockholders' equity........................     7,612         3,635
                                                               -------       -------
          Total liabilities and stockholders' equity........   $32,547       $28,053
                                                               =======       =======

                            See accompanying notes.

                        AIR DRILLING INTERNATIONAL, INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS
       FOR THE FOUR MONTH PERIODS ENDED APRIL 30, 1997 AND APRIL 30, 1996
                                  (UNAUDITED)

                                                            FOUR MONTHS ENDED    FOUR MONTHS ENDED
                                                             APRIL 30, 1997       APRIL 30, 1996
                                                            -----------------    -----------------
                                                                        (IN THOUSANDS)
Net sales.................................................       $11,227              $6,906
Cost of sales.............................................         5,512               3,521
                                                                 -------             -------
       Gross profit.......................................         5,715               3,385
                                                                 -------             -------
Operating expenses:
  Depreciation and amortization...........................           808                 597
  Foreign taxes...........................................           180                 117
  Other selling, general and administrative expenses......         1,821               1,472
                                                                 -------             -------
       Total operating expenses...........................         2,809               2,186
                                                                 -------             -------
       Operating income...................................         2,906               1,199
                                                                 -------             -------
Other income (expense):
  Interest expense........................................          (754)               (753)
  Gain (loss) on disposition of assets....................           439                  (8)
  Foreign currency exchange loss..........................            (6)
  Other, net..............................................           (77)                (22)
                                                                 -------             -------
       Total other income (expense).......................          (398)               (783)
                                                                 -------             -------
Income before income taxes................................         2,508                 416
Income tax provision......................................         1,128                 359
                                                                 -------             -------
Net income................................................       $ 1,380              $   57
                                                                 =======             =======

                            See accompanying notes.

                        AIR DRILLING INTERNATIONAL, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
       FOR THE FOUR MONTH PERIODS ENDED APRIL 30, 1997 AND APRIL 30, 1996
                                  (UNAUDITED)

                                                              FOUR MONTHS ENDED   FOUR MONTHS ENDED
                                                               APRIL 30, 1997      APRIL 30, 1996
                                                              -----------------   -----------------
                                                                         (IN THOUSANDS)
Cash flows from operating activities:
  Net income................................................      $  1,380             $    57
  Adjustments to reconcile net income to net cash provided
     by operating activities:
     Depreciation and amortization..........................           911                 742
     (Gain) loss on sale of assets..........................          (439)                  8
     Other..................................................             6                 (15)
     Changes in operating assets and liabilities:
     Increase in accounts receivable........................        (3,099)             (1,422)
     Decrease in income tax refund receivable...............            27                  --
     Increase in other current assets.......................          (281)               (239)
     Increase in deposits and other.........................          (196)                (68)
     Decrease in accounts payable...........................        (1,415)               (388)
     Decrease in accrued expenses...........................          (892)               (394)
     Increase in income taxes payable.......................         1,135                 358
                                                                  --------             -------
       Net cash used in operating activities................        (2,863)             (1,361)
                                                                  --------             -------
Cash flows from investing activities:
  Purchases of property and equipment.......................        (1,602)               (823)
  Proceeds on sale of assets................................           583                 153
  Purchase of materials and supplies inventory..............          (579)               (276)
                                                                  --------             -------
       Net cash used in investing activities................        (1,598)               (946)
                                                                  --------             -------
Cash flows from financing activities:
  Net borrowings under Revolving Note.......................           440               1,950
  Principal payments on term loan and capital leases........       (10,393)               (415)
  Proceeds from loans and leases............................        12,669                 837
  Proceeds from preferred stock issuance....................         1,553                  --
  Debt issuance cost........................................          (421)                 --
                                                                  --------             -------
       Net cash provided by financing activities............         3,848               2,372
                                                                  --------             -------
Increase(decrease) in cash..................................          (613)                 65
Cash, beginning of period...................................           295                  --
                                                                  --------             -------
Cash, end of period.........................................      $   (318)            $    65
                                                                  ========             =======

                            See accompanying notes.

                        AIR DRILLING INTERNATIONAL, INC.

              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                                 APRIL 30, 1997

1. BASIS OF PRESENTATION:

     The accompanying unaudited consolidated financial statements include the accounts of Air Drilling International, Inc. ("ADI") and its wholly owned subsidiaries: Air Drilling Services, Inc., which includes Air Drilling Services de Venezuela, C.A. ("ADS"), Air Drilling Services France (SARL) ("ADS France"), Canadian Air Drilling Services Ltd. ("CADS") and Specialty Testing & Consulting Ltd. ("Specialty"), collectively (the "Company"). ADS is located in the United States. CADS and Specialty are located in Canada. All intercompany balances have been eliminated. The financial statements have been prepared in accordance with United States generally accepted accounting principles for interim financial information. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments considered necessary for a fair presentation have been included. Operating results for the four month period ended April 30, 1997 are not necessarily indicative of the results that may be expected for the year ended December 31, 1997.

2. NOTES PAYABLE:

     On December 31, 1996, the Company entered into a new debt agreement to replace its existing Revolving Line and Term Notes. The new agreement provides for a Reducing Term Note of $8.5 million, subordinated debt of $4.0 million and the issuance of preferred stock for $1.5 million. The debt was funded on January 2, 1997 and the old Revolving Line and Term Notes were paid off. Because the Company had a binding contract to repay the old debt at December 31, 1996, all costs associated with the old debt were charged to operations during 1996. In addition, the classification of debt between current and long-term at December 31, 1996 was based on the terms of the new debt. In connection with the refinancing, ADI issued detachable warrants for up to 35% of the Company, initially valued by management of $1.15 million.

     The Company had notes payable at April 30, 1997 and December 31, 1996 that consisted of the following:

                                                              APRIL 30,   DECEMBER 31,
                                                                1997          1996
                                                              ---------   ------------
$5.0 million Revolving Line of Credit Agreement, maturing in
  May 2000..................................................   $    --      $ 2,613
"A" and "B" Senior Term notes, initial principal of $11.0
  million, maturing May 2000................................        --        9,607
Mortgage payable, maturing December 2008....................        88           89
Subordinated promissory note to prior management............       750          750
Unsecured demand notes payable to certain stockholders of
  Wind River
  and ADI...................................................     1,376        1,376
Note payable to a financial institution in 36 installments
  of $8,567 including principal and interest................        --          186
$8.5 million Reducing Term Note.............................     8,120           --
$4.0 million Subordinated Note to Warrant Holder............     4,000           --
$5.0 million Revolving Line of Credit.......................     3,052           --
                                                               -------      -------
                                                                17,386       14,621
                                                               -------      -------
Less current portion of long-term debt......................    (1,019)        (913)
                                                               -------      -------
Notes payable, net of current maturities....................   $16,367      $13,708
                                                               =======      =======

3. SUBSEQUENT EVENT:

     On June 20, 1997, the Company completed the sale of its stock to Dailey Petroleum Services Corp. for $46.4 million, including the repayment of approximately $16.8 million in indebtedness.

               UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

     The Unaudited Pro Forma Combined Statement of Operations for the year ended April 30, 1997 combines the audited operating results for Dailey for fiscal 1997 and the unaudited operating results of ADI for the twelve months ended April 30, 1997. The Unaudited Pro Forma Combined Statement of Operations for the year ended April 30, 1997 reflects the ADI Acquisition as if it had occurred on May 1, 1996. The Unaudited Pro Forma Combined Balance Sheet as of April 30, 1997 reflects the ADI Acquisition as if it had occurred on April 30, 1997.

     The unaudited pro forma combined financial information should be read in conjunction with the notes thereto and the historical financial statements of Dailey, including the notes thereto, included in the Company's Annual Report on Form 10-K for the year ended April 30, 1997 and historical financial statements of ADI, including the notes thereto, included elsewhere herein.

     The pro forma adjustments to give effect to the ADI Acquisition are based upon currently available information and upon certain assumptions that management believes are reasonable. The ADI Acquisition was accounted for by the Company under the purchase method of accounting, and the assets and liabilities of ADI have been recorded at their estimated fair market values at the date of the acquisition. The adjustments included in the Unaudited Pro Forma Combined Financial Statements reflect the Company's preliminary determination of these adjustments based upon available information. There can be no assurance that the actual adjustments will not vary significantly from the estimated adjustments reflected in the unaudited pro forma combined financial information.

     The unaudited pro forma combined financial information does not purport to be indicative of the financial position or results of operations that would actually have occurred if the ADI Acquisition had occurred as presented in such statements or that may be obtained in the future. In addition, future results may vary significantly from the results reflected in such statements due to general economic conditions, oil and gas commodity prices, the demand and prices for contract drilling services and rental tools, the Company's ability to successfully integrate the operations of ADI with its current business and several other factors, many of which are beyond the Company's control.

                        DAILEY PETROLEUM SERVICES CORP.

                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                                 APRIL 30, 1997
                                 (IN THOUSANDS)

                                     ASSETS

                                                       AS OF APRIL 30, 1997
                                                       ---------------------
                                                        DAILEY        ADI      ADJUSTMENTS   PRO FORMA
                                                       ---------   ---------   -----------   ---------
Current assets:
  Cash and cash equivalents..........................    $15,200     $  (318)    $  (900)(1) $  7,205
                                                                                  (6,777)(1)
  Accounts receivable, net...........................     18,606       7,924                   26,530
  Prepaid expenses...................................        346          --                      346
  Deferred income taxes..............................        597          --                      597
  Other current assets...............................        907         628                    1,535
                                                         -------     -------     -------     --------
          Total current assets.......................     35,656       8,234      (7,677)      36,213
Revenue-producing tools and inventory, net...........     37,488      22,835       2,000(1)    62,323
Property and equipment, net..........................      5,622         500                    6,122
Deferred income taxes................................      1,959          --      (1,959)(2)       --
Accounts receivable from officer.....................        250          --                      250
Goodwill.............................................         --          --      22,252(1)    22,252
Intangibles and other assets.........................      1,384       2,065      (1,616)(1)    1,833
                                                         -------     -------     -------     --------
          Total assets...............................    $82,359     $33,634     $13,000     $128,993
                                                         =======     =======     =======     ========

                                 LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable and accrued liabilities...........    $ 8,324     $ 3,317     $           $ 11,641
  Accounts payable to affiliates.....................        442          --                      442
  Current debt (revolver)............................         --          --       4,000(1)     4,000
  Income taxes payable...............................      3,241       1,475                    4,716
  Current portion of long-term debt..................      1,711       1,509      (2,679)(1)    1,941
                                                                                   1,400(1)
                                                         -------     -------     -------     --------
          Total current liabilities..................     13,718       6,301       2,721       22,740
                                                         -------     -------     -------     --------
Long-term debt.......................................      5,155      16,940     (21,396)(1)   40,799
                                                                                  40,100(1)
Deferred income taxes................................         --       2,781        (813)(2)    1,968
Other non-current liabilities........................        159          --                      159
Stockholders' equity:
  Preferred stock....................................         --       1,553      (1,553)(1)       --
  Put warrants.......................................         --       1,150      (1,150)(1)       --
  Common stock.......................................         93           1          (1)(1)       93
  Treasury stock.....................................       (234)         --                     (234)
  Paid-in capital....................................     39,972       4,708      (4,708)(1)   39,972
  Retained earnings..................................     23,496         200        (200)(1)   23,496
                                                         -------     -------     -------     --------
          Total stockholders' equity.................     63,327       7,612      (7,612)      63,327
                                                         -------     -------     -------     --------
          Total liabilities and stockholders'
            equity...................................    $82,359     $33,634     $13,000     $128,993
                                                         =======     =======     =======     ========

                        DAILEY PETROLEUM SERVICES CORP.

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                       TWELVE MONTHS ENDED APRIL 30, 1997
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                   TWELVE MONTHS ENDED
                                                      APRIL 30, 1997
                                                   --------------------
                                                    DAILEY      ADI(A)     ADJUSTMENTS    PRO FORMA
                                                   --------    --------    -----------    ---------
REVENUES:
  Rental income..................................   $49,497                                $49,497
  Sales of products and services.................    16,954     $ 2,599                     19,553
  Underbalanced drilling revenues................        --      23,542                     23,542
                                                    -------     -------      -------       -------
          Total revenues.........................    66,451      26,141                     92,592
COSTS AND EXPENSES:
  Cost of rentals................................    37,655          --                     37,655
  Cost of products and services..................     8,890       1,270                     10,160
  Cost of underbalanced drilling revenues........        --      15,023                     15,023
  Selling, general and administrative............    11,893       5,249        1,350(B)     18,492
  Non-cash compensation..........................     2,807          --                      2,807
  Research and development.......................       850          --                        850
                                                    -------     -------      -------       -------
                                                     62,095      21,542        1,350        84,987
                                                    -------     -------      -------       -------
Operating income.................................     4,356       4,599       (1,350)        7,605
Interest expense.................................       833       2,459          472(C)      3,764
Interest income..................................      (640)         --                       (640)
Other (income) expense (net).....................       169        (236)         439(D)        372
Foreign exchange (gain) loss.....................        19          15                         34
                                                    -------     -------      -------       -------
Income (loss) before income taxes................     3,975       2,361       (2,261)        4,075
Provision for income taxes.......................     1,511       1,041         (441)(E)     2,111
                                                    -------     -------      -------       -------
Net income (loss) before extraordinary item......   $ 2,464     $ 1,320      $(1,820)      $ 1,964
                                                    =======     =======      =======       =======
Earnings (loss) per share before extraordinary
  item...........................................   $  0.30                                $  0.24
                                                    =======                                =======

                DAILEY PETROLEUM SERVICES CORP. AND SUBSIDIARIES

           NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

PRO FORMA ADJUSTMENTS -- COMBINED BALANCE SHEET

     The pro forma adjustments to the Unaudited Pro Forma Combined Balance Sheet as of April 30, 1997 are set forth below:

(1) To record the purchase of ADI utilizing interim financing of $45.5 million under the Credit Facility and to extinguish debt of Dailey and ADI (except for capitalized equipment leases and other minor amounts).

(2) To record the deferred income taxes associated with the purchase of ADI.

PRO FORMA ADJUSTMENTS -- COMBINED STATEMENT OF OPERATIONS

(A) The unaudited statement of operations of ADI for the twelve months ended April 30, 1997 was derived from the audited statement of operations of ADI for the year ended December 31, 1996 and the unaudited statements of operations of ADI for the four month periods ending April 30, 1997 and 1996 included elsewhere herein.

(B) To record additional depreciation and amortization expense associated with the purchase price adjustment assuming a 20-year life for goodwill ($1.1 million per year) and an average life for fixed assets of eight years ($250,000 per year).

(C) To record interest expense on (i) the net impact of the interim financing at an assumed fixed rate of 8% (the rate at funding), and (ii) extinguishment of debt of Dailey and ADI. The interim financing is variable and fluctuates at a variable margin over the bank's prime rate or at a LIBOR-based rate. A
     1/8% increase in the assumed interest rate would have increased pro forma interest expense $57,000.

(D) To remove the gain on the sale of stock not assumed in the ADI Acquisition.

(E) To record consolidated income tax expense.

                                 EXHIBIT INDEX

        EXHIBIT
         NUMBER                                  DESCRIPTION
        -------                                  -----------
          *2.1           -- Stock Purchase and Sale Agreement dated May 8, 1997 (the
                            "Stock Purchase Agreement"), by and among the Company,
                            ADI, the Shareholders of ADI, and the Preferred
                            Shareholders of Air Drilling Services, Inc. Pursuant to
                            Item 601(b)(2) of Regulation S-K, certain schedules and
                            similar attachments to the Stock Purchase Agreement have
                            not been filed with this exhibit. The Schedules contain
                            various items relating to the representations and
                            warranties made by the Company and the ADI shareholders
                            in the Stock Purchase Agreement. The Company agrees to
                            furnish supplementally any omitted schedule to the
                            Securities and Exchange Commission upon request.
          *2.2           -- First Amendment to Stock Purchase Agreement dated May 30,
                            1997, by and among the Company, ADI, the Shareholders of
                            ADI, and the Preferred Shareholders of Air Drilling
                            Services, Inc.
         *10.1           -- Escrow Agreement dated June 20, 1997, by and among the
                            Company, the Shareholders and Warrantholders of ADI (the
                            "Shareholders"), and U.S. Trust Company of Texas (the
                            "Escrow Agent").
         *10.2           -- Third Amended and Restated Loan Agreement dated June 20,
                            1997 (the "Loan Agreement"), by and between the Company,
                            the financial institutions from time to time a party
                            thereto, and Wells Fargo Bank (Texas), National
                            Association, as Agent.
         *10.3           -- Third Amended and Restated Commercial Security Agreement
                            dated June 20, 1997, between Wells Fargo Bank (Texas),
                            National Association, as Agent, the Banks from time to
                            time a party to the Loan Agreement and the Company.
         *10.4           -- Form of Guaranty Agreement dated June 20, 1997 between
                            Wells Fargo Bank (Texas), National Association, as Agent,
                            the Banks from time to time a party to the Loan Agreement
                            and each of the following subsidiaries of the Company:
                            Dailey International, Inc.; Dailey Petroleum Sales Corp.;
                            International Petroleum Sales Corp., Columbia Petroleum
                            Services Corp., Dailey Worldwide Oil Tools, Corp., Dailey
                            Environmental Remediation and Technologies, Inc., Air
                            Drilling International, Inc., Air Drilling Services,
                            Inc., Canadian Air Drilling Services Ltd., and Specialty
                            Testing and Consultants Ltd.;
         *10.5           -- Form of Security Pledge Agreement dated June 20, 1997,
                            between Wells Fargo Bank (Texas), National Association,
                            as Agent, the Banks from time to time a party to the Loan
                            Agreement and each of the following: the Company; Air
                            Drilling International, Inc., and Air Drilling Services,
                            Inc.;
         *10.6           -- Form of Subsidiary Commercial Security Agreement dated
                            June 20, 1997, between Wells Fargo Bank (Texas) National
                            Association, as Agent, the Banks from time to time a
                            party to the Loan Agreement and each of the following
                            subsidiaries of the Company: Dailey International, Inc.;
                            Dailey Petroleum Sales Corp.; International Petroleum
                            Sales Corp.; Columbia Petroleum Services Corp.; Dailey
                            Worldwide Oil Tools, Corp., Dailey Environmental
                            Remediation and Technologies, Inc.; Air Drilling
                            International, Inc.; Air Drilling Services, Inc.;
                            Canadian Air Drilling Services Ltd., and Specialty
                            Testing and Consultants Ltd.
          23.1           -- Consent of Coopers & Lybrand, L.L.P.

---------------

* Previously filed the Current Report on Form 8-K dated June 20, 1997, and filed with the Securities and Exchange Commission on July 7, 1997.

                                       41